Exhibit 10.2
EXECUTION VERSION

AGREEMENT TO ACCEPT COLLATERAL IN PARTIAL SATISFACTION OF OBLIGATIONS (STRICT FORECLOSURE)
among ADVANCE DISPLAY TECHNOLOGIES, INC.,
DEGEORGE HOLDINGS THREE, LLC and ADTI MEDIA, LLC
Dated as of June 28, 2010

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

ACCEPTANCE OF COLLATERAL;
LIMITED ASSUMPTION OF LIABILITIES

Section 2.1	Acknowledgments of the Company.	3
Section 2.2	Acceptance of the Collateral in Partial Satisfaction of the Obligations.	3
Section 2.3	Assumption and Exclusion of Liabilities	4
Section 2.4	Cash and Cash Equivalents	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

Section 3.1	Existence and Enforceability	5
Section 3.2	No Legal Bar	5
Section 3.3	Taxes	5
Section 3.4	Schedule of Transferred Assets	5
Section 3.5	Approval of Transaction	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE ASSIGNEE

Section 4.1	Existence and Enforceability	6
Section 4.2	No Legal Bar	6

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE SECURED PARTY

Section 5.1	Existence and Enforceability	6
Section 5.2	No Legal Bar	6

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ARTICLE VI

CERTAIN WAIVERS, COVENANTS, AND AGREEMENTS

Section 6.1	Taxes	7
Section 6.2	Satisfaction of Standards	7
Section 6.3	Instruments of Conveyance and Transfer	7
Section 6.4	Obligations Absolute	7
Section 6.5	Further Assurances	7

ARTICLE VII

CLOSING

Section 7.1	Deliveries by the Company.	8
Section 7.2	Deliveries by the Secured Party.	9
Section 7.3	Deliveries by the Assignee.	9
Section 7.4	Other Matters	9

ARTICLE VIII

MISCELLANEOUS

Section 8.1	Captions	9
Section 8.2	Governing Law	9
Section 8.3	Waiver of Jury Trial	10
Section 8.4	Counterparts	10
Section 8.5	Expenses	10
Section 8.6	Parties Obligated and Benefited	10

Schedule A -	Assumed Liabilities
Schedule B -	List of Collateral

Exhibit A -	Copy of Appraisal
Exhibit B -	Form of Bill of Sale
Exhibit C -	Form of Company Assignment
Exhibit D -	Form of Company Certificate
Exhibit E -	Copy of Event of Default and Company Consent Letter
Exhibit F -	Form of Patent Assignment
Exhibit G -	Form of Trademark Assignment
Exhibit H -	Form of Transfer Statement

ii

AGREEMENT TO ACCEPT COLLATERAL IN PARTIAL  SATISFACTION OF OBLIGATIONS
(STRICT FORECLOSURE)

THIS AGREEMENT TO ACCEPT COLLATERAL IN PARTIAL SATISFACTION OF OBLIGATIONS (STRICT FORECLOSURE) (this “Agreement”) is made and entered into as of June 28, 2010, among ADVANCE DISPLAY TECHNOLOGIES, INC., a Colorado corporation (the “Company”), DEGEORGE HOLDINGS THREE, LLC, a Delaware limited liability company (the “Secured Party”) and ADTI MEDIA, LLC, a Delaware limited liability company and wholly owned subsidiary of the Secured Party (the “Assignee”).

RECITALS

WHEREAS, the Company and the Secured Party are parties to a Senior Secured Revolving Loan Agreement dated as of November 6, 2008, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of June 15, 2009 (as further amended, modified or supplemented, the “Loan Agreement”), pursuant to which the Secured Party advanced Loans to the Company;

WHEREAS, the Company’s Obligations under the Loan Agreement and the other Loan Documents are secured by the grant of valid liens and security interests in and to all of the Collateral pursuant to the Loan Documents;

WHEREAS, as set forth in the Event of Default and Company Consent Letter, one or more Events of Default has occurred and is continuing under the Loan Agreement;

WHEREAS, the aggregate outstanding principal amount of the Loans due from the Company to the Secured Party as of the date hereof is Fourteen Million Two Hundred Sixty Two Thousand Eight Hundred Sixty Eight Dollars and Eighty Five Cents ($14,262,868.85) plus interest owing thereon through the date hereof in the aggregate amount of One Million Two Hundred Twenty Thousand Three Hundred Twenty Six Dollars and Fifty Six Cents ($1,220,326.56);

WHEREAS, the Secured Party is entitled to exercise certain remedies under the Loan Documents and the Uniform Commercial Code as in effect in the state of Colorado (“UCC”), including, but not limited to, foreclosing on the Collateral;

WHEREAS, on or about May 17, 2010, the Secured Party and the Company retained an independent appraisal firm (“Appraiser”) to determine the fair market value of the Company’s business enterprise (the “Appraisal”) for purposes of the foreclosure;

WHEREAS, the Appraisal, attached hereto as Exhibit A and made a part hereof, shows that the Company’s Obligations under the Loan Documents are substantially greater than the value of the Collateral;

WHEREAS, the Secured Party intends to exercise its Foreclosure Rights by accepting certain of the Collateral (the “Transferred Assets”) in partial satisfaction of the Obligations in accordance with Section 4-9-620(a) of the UCC through an assignment, conveyance, sale and transfer, as the case may be, of the Transferred Assets from the Company to the Assignee;

WHEREAS, the Company has determined that it is in the best interests of its employees, creditors, and equity holders to consent to the foreclosure on the Transferred Assets by the Secured Party, and the transfer, sale, assignment and conveyance of those Transferred Assets, as the case may be, to Assignee, in the manner and to the extent specifically provided elsewhere in this Agreement.

NOW, THEREFORE, in consideration of the premises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall apply to this Agreement:

“Assumed Liabilities” means each of the liabilities described as such on Schedule A.

“Bill of Sale” means a Bill of Sale (Absolute) in the form of Exhibit B, to be executed and delivered by the Company to the Assignee pursuant to Section 2.2 hereof.

“Books and Records” means all books and records of the Company that relate to the Transferred Assets or the business and operation of the Company, including but not limited to (i) books and records relating to the purchase of materials and supplies, invoices, customer lists, supplier lists and personnel records; and (ii) computer software and data in computer readable and/or human readable form used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto.

“Closing” means the consummation of the transactions contemplated by this Agreement on the Agreement Date.

“Closing Offices” means the offices of Pillsbury Winthrop Shaw Pitman LLP, 1540 Broadway, New York, NY 10036.

“Company Assignment” means an Assignment and Assumption Agreement in the form of Exhibit C, to be executed and delivered by the Company and the Assignee pursuant to Section 2.3 hereof.

“Company Certificate” means the certificate of the Company in the form of Exhibit D.

“Event of Default and Company Consent Letter” means that certain letter from Secured Party to Company dated June 28, 2010, a copy of which is attached hereto as Exhibit E.

“Patent Assignment” means the Patent Assignment in the form of Exhibit F.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Tax” means (a) all foreign, federal, state, local and other taxes, including all income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person for Taxes.

“Trademark Assignment” means the Trademark Assignment in the form of Exhibit G.

“Transfer Statement” means a Transfer Statement in the form of Exhibit H.

All capitalized terms used herein but not defined herein (including in the recitals hereto) have the meaning ascribed to such term in the Loan Agreement.

ARTICLE II

ACCEPTANCE OF TRANSFERRED ASSETS;
LIMITED ASSUMPTION OF LIABILITIES

Section 2.1        Acknowledgments of the Company.

(a)   The Company hereby acknowledges that one or more Events of Default has occurred and is continuing under the Loan Agreement.

(b)   The Company hereby acknowledges that the aggregate outstanding amount of the Obligations, including, without limitation, all unpaid principal and accrued interest on the Loans due from the Company to the Secured Party under the Loan Documents as of the date hereof is Fifteen Million Four Hundred Eighty Three Thousand One Hundred Ninety Five Dollars and Forty One Cents ($15,483,195.41), and that the Company has no claims, counterclaims, rights of setoff or other defenses to the payment of such amount.

Section 2.2        Acceptance of the Transferred Assets in Partial Satisfaction of the Obligations.

The Secured Party hereby agrees to accept the Transferred Assets on an “As Is, Where Is” basis, without warranty of any type or nature, express or implied, including without limitation, warranties or merchantability, fitness for any particular use or purpose, or as to physical or operating condition (other than the representation set forth in Section 3.4 hereof), in partial satisfaction of the Obligations through the assignment, conveyance, sale and transfer, as the case may be, of the Transferred Assets from the Company to the Assignee, and the Obligations are hereby deemed to be paid and discharged in part as a result of such acceptance and transfer in the amount of Seven Million Six Hundred Thousand Dollars ($7,600,000).   Such transfer and partial payment of the Obligations shall be effected by the execution and delivery to Assignee by the Company of the Bill of Sale, and any other assignments, instruments of transfer or conveyance or other documents necessary therefor, and by the taking by the Company of such other action as shall be necessary to sell, transfer, convey, assign and deliver the Transferred Assets to the Assignee, and by the Secured Party releasing its Lien and Security Interest in the Transferred Assets in accordance herewith.

The Company hereby consents to the foregoing acceptance by the Secured Party, via the assignment, conveyance, sale and transfer, as the case may be, of the Transferred Assets to the Assignee, in partial satisfaction of the Obligations, and further agrees that, as of the date hereof, the deficiency owing to the Secured Party is Seven Million Eight Hundred Eighty Three Thousand One Hundred Ninety Five Dollars and Forty One Cents ($7,883,195.41), for which the Company shall remain liable under the Loan Documents.  The Company acknowledges and agrees that, (a) the Loan Documents shall remain in full force and effect, (b) no failure by the Secured Party to exercise any right, remedy, power or privilege under any of the Loan Documents or Applicable Law shall constitute, or shall be construed as, a waiver thereof; and (c) that the Secured Party reserves its rights (i) fully to invoke any and all such rights, remedies, powers and privileges under the Loan Documents and Applicable Law, and (ii) to require that all Loans continue to bear interest at the rate specified in the Loan Agreement.

Section 2.3        Limited Assumption and Exclusion of Liabilities.     On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing, the Assignee shall assume the Assumed Liabilities.  Such assumption of the Assumed Liabilities shall be effected by the execution and delivery by the Company and the Assignee of the Company Assignment.  Except for the Assumed Liabilities, neither the Secured Party nor the Assignee shall assume or be responsible for, and the Secured Party and the Assignee do not assume or agree to be responsible for, any obligations or liabilities of the Company or any of its Affiliates of any nature whatsoever, whether past, current or future, whether accrued, contingent, unknown or otherwise (such other liabilities and obligations being hereinafter referred to as the “Excluded Liabilities”), and the Company shall remain responsible for all of the Excluded Liabilities.  Without limiting the generality of the foregoing, the “Excluded Liabilities” shall include each liability or obligation arising out of, relating to, in the nature of, or caused by any  (a) outstanding checks, (b) litigation, claim, assessment, action, suit, proceeding, order, judgment, decree or investigation of any kind or nature asserted against the Company, or (c) with the exception of the Taxes the subject of Section 6.1(b) hereof, any Taxes of any kind or nature whatsoever, whether past, current or future, imposed or levied on the Company.

Section 2.4        Cash and Cash Equivalents.     Notwithstanding anything in this Agreement, the Company shall retain all cash and cash equivalents presently held by it.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

The Company represents and warrants to the Secured Party and the Assignee, as of the Agreement Date, as follows:

Section 3.1        Existence and Enforceability.     The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and has taken all necessary requisite action to authorize the execution, delivery and performance of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by the Company, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.  This Agreement has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

Section 3.2        No Legal Bar.     None of the execution, delivery and performance of this Agreement by the Company will violate any Requirement of Law or Contract of the Company, except where such violation could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

Section 3.3        Taxes.     The Company has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes (other than any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Company); no Tax lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such Tax.

Section 3.4        Schedule of Transferred Assets.     Schedule B sets forth a complete listing of all of the Transferred Assets.  Except for the Security Interest granted pursuant to the terms of the Loan Agreement, the Company owns the Transferred Assets, free and clear of all liens, claims, and encumbrances of any kind.

Section 3.5        Appraisal/Approval of Transaction.     The Company is satisfied that the Appraisal was conducted properly, was arm’s length in nature, and has concluded that the execution and delivery of this Agreement, and the performance of its obligations hereunder, is in the best interests of all of its employees, creditors, and equity interest holders.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE ASSIGNEE

Section 4.1        Existence and Enforceability.     The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and has taken all necessary requisite action to authorize the execution, delivery and performance of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by the Assignee, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.  This Agreement has been duly executed and delivered by the Assignee and constitutes a legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

Section 4.2        No Legal Bar.     None of the execution, delivery and performance of this Agreement by the Assignee will violate any Requirement of Law or Contract of the Assignee, except where such violation could not reasonably be expected to have a material adverse effect on the ability of Assignee to perform its obligations under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE SECURED PARTY

Section 5.1        Existence and Enforceability.     The Secured Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and has taken all necessary requisite action to authorize the execution, delivery and performance of this Agreement.   No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by the Secured Party, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.  This Agreement has been duly executed and delivered by the Secured Party and constitutes a legal, valid and binding obligation of the Secured Party, enforceable against the Secured Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

Section 5.2        No Legal Bar.     None of the execution, delivery and performance of this Agreement by the Secured Party will violate any Requirement of Law or Contract of the Secured Party, except where such violation could not reasonably be expected to have a material adverse effect on the ability of the Secured Party to perform its obligations under this Agreement.

Section 5.3        Appraisal/Approval of Transaction.     The Secured Party is satisfied that the Appraisal was conducted properly and was arm’s length in nature.

ARTICLE VI

CERTAIN WAIVERS, COVENANTS, AND AGREEMENTS

Section 6.1        Taxes.     (a)     The Company, the Secured Party and the Assignee agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets and Assumed Liabilities as is reasonably necessary for the filing of all tax returns, the prosecution of a claim for a tax refund, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax.  The Company, the Secured Party and the Assignee shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes with respect to the Transferred Assets and Assumed Liabilities.

(b)     All Taxes and fees incurred in connection with the transactions contemplated by this Agreement shall be paid by Assignee when due; provided however, that the Company will file all necessary tax returns and other documentation with respect to all such Taxes and fees.

Section 6.2        Satisfaction of Standards.     The Company agrees that the transfer of the Transferred Assets in accordance with this Agreement, and all aspects thereof, is in full compliance with the UCC.

Section 6.3        Instruments of Conveyance and Transfer.     At the Closing, the Company shall deliver to the Assignee all necessary bills of sale, endorsements, certificates of title, assignments and other good and sufficient instruments of conveyance and transfer, as shall be necessary to vest in the Assignee all of the rights of the Company in the Transferred Assets in each case in accordance herewith.   Simultaneously therewith, the Company shall take all steps as may be required to put the Assignee in possession and exclusive operating control of the Transferred Assets.

Section 6.4        Obligations Absolute.     The obligations of the Company to complete the transactions contemplated by, and to perform its obligations under, this Agreement are absolute and unconditional.

Section 6.5        Further Assurances.     The Company further agrees that it will execute and deliver to Assignee such additional instruments and documents and take such further actions as the Assignee may reasonably require in order to more fully vest, record and/or perfect the Assignee's title to, or interest in, the Transferred Assets.  Without limiting the foregoing, the Company agrees that it shall reasonably cooperate with the Assignee to transfer to the Assignee all goodwill and other aspects of the Company’s business, the benefits of which may not otherwise be fully and effectively transferred by legal assignment.  No later than ten (10) days after the Closing, the Company shall cause the certificate of incorporation of the Subsidiary and its other governing documents to be amended to change the name of the Subsidiary.

ARTICLE VII

CLOSING

The Closing shall, unless another date or place is agreed to in writing by the parties hereto, take place on the date hereof at the Closing Offices.  The physical presence of any party or their representatives shall not be a required condition of the Closing if such party has performed all acts and delivered all items and documents necessary for the Closing (the time and date of such Closing being herein called the “Agreement Date”).  On the Agreement Date at the Closing Offices, the following shall occur:

Section 7.1        Deliveries by the Company.

(I)     The Company shall deliver to the Secured Party and the Assignee the following documents which shall be satisfactory to the Secured Party in its sole discretion in form and substance (unless otherwise waived by the Secured Party or the Assignee):

(a)     (i) a certificate signed by the Secretary or Assistant Secretary or equivalent officer of the Company to the effect that the constituent documents of the Company are in the form delivered to the Secured Party at the closing of the Loan Agreement, without amendment or modification and remain in full force and effect on the Agreement Date and (ii) duly adopted resolution(s) of the Company signed by the Secretary or Assistant Secretary of the Company, authorizing the transactions contemplated by this Agreement; and

(b)     the Company Certificate, duly executed by an authorized office of the Company.

(II)        The Company shall deliver to the Assignee the following documents which shall be satisfactory to the Assignee in its sole discretion in form and substance (unless otherwise waived by the Assignee):

(a)     the Bill of Sale, duly executed by an authorized officer of the Company;

(b)     the Books and Records;

(c)     the Trademark Assignment and the Patent Assignment, each duly executed by the authorized officer(s) of the Company;

(d)     the Company Assignment, duly executed by an authorized officer of the Company; and

(e)     assignments with respect to each of the contracts and other intangible rights to be assigned to the Assignee hereunder.

Section 7.2        Deliveries by the Secured Party.

(I)     The Secured Party shall deliver to the Assignee the following documents which shall be satisfactory to the Assignee in its sole discretion in form and substance (unless otherwise waived by the Assignee):

(a)     a duly authenticated Transfer Statement with respect to the Transferred Assets; and

(b)     A UCC lien release statement and patent and trademark releases as to all of the Transferred Assets transferred to the Assignee in recordable form and, if necessary, executed by the appropriate officer(s) of the Secured Party.

Section 7.3        Deliveries by the Assignee.

The Assignee shall deliver to the Company the following documents which shall be satisfactory to the Assignee in its sole discretion in form and substance (unless otherwise waived by the Company):

(a)     the Company Assignment, duly executed by an authorized officer of the Assignee; and

(b)     a copy of the constituent documents of the Assignee and duly adopted resolution(s) authorizing the transactions contemplated by this Agreement.

Section 7.4        Other Matters.     Simultaneously with the Closing, the Company shall surrender to the Assignee actual possession and operating control of the Transferred Assets including disclosure by the Company to such persons as the Assignee may designate of the Company’s trade secrets, formulae and other proprietary information to the extent pertaining to the Transferred Assets.

ARTICLE VIII

MISCELLANEOUS

Section 8.1        Captions.     The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation or construction of any provision of this Agreement.

Section 8.2        Governing Law.     This Agreement is made in and shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to any conflict or choice of law provision that would result in the application of another state’s law.  Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the State and Federal courts located in the City and County of Denver and the State of Colorado with respect to any action or proceeding relating to this Agreement.

Section 8.3        Waiver of Jury Trial.     EACH OF THE COMPANY, THE SECURED PARTY AND THE ASSIGNEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATED TO THIS AGREEMENT.

Section 8.4        Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

Section 8.5        Severability.     Each portion of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 8.6        Expenses.     Each party hereto agrees to bear its own expenses in connection with this Agreement and the transactions contemplated hereunder; provided however, this Section 8.6 shall not be deemed to eliminate the Assignee’s obligations under Section 6.1(b) hereof for the payment of all Taxes and fees incurred in connection with the transactions contemplated herein.

Section 8.7        Parties Obligated and Benefited.     This Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and, except as otherwise provided herein, no other Person will be entitled to any of the benefits conferred by this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the Company, the Secured Party and the Assignee have hereunto set their hands as of the date first set forth above.

ADVANCE DISPLAY TECHNOLOGIES, INC.

By:	/s/ James P. Martindale
Name: James P. Martindale
Title: Executive Vice President and Chief Operating Officer

Agreement to Accept Collateral in Partial Satisfaction of Obligations

DEGEORGE HOLDINGS THREE, LLC

By: DEGEORGE HOLDINGS III LP

By:	/s/ Lawrence F. DeGeorge
Name: Lawrence F. DeGeorge
Title: President

ADTI MEDIA, LLC

By: DEGEORGE HOLDINGS THREE, LLC

By: DEGEORGE HOLDINGS III LP

By:	/s/ Lawrence F. DeGeorge
Name: Lawrence F. DeGeorge
Title: President

Agreement to Accept Collateral in Partial Satisfaction of Obligations